Exhibit 10.2

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND ANY SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED IF COVERED BY APPROPRIATE REGISTRATION AND QUALIFICATIONS OR IF THE TRANSFEROR PRESENTS AN OPINION OF COUNSEL TO THE COMPANY, REASONABLY CONCURRED IN BY COUNSEL TO THE COMPANY STATING THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER SUCH ACT.

Dated: December 31, 2008

WARRANT

To Purchase Common Stock of

A.D.A.M., Inc.,

a Georgia corporation

THIS IS TO CERTIFY that CS CF Equity I LLC, a Delaware limited liability company (“CS CF Equity”), having a place of business at 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, or its registered assigns, is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase up to Four Hundred Eleven Thousand Six Hundred Sixty-Seven (411,667) shares of Common Stock, $0.01 par value, of A.D.A.M., Inc., a Georgia corporation (together with any successor thereto, the “Company”), at a price of Three and 65/100ths Dollars ($3.65) per share (the “Exercise Price”) and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions set forth herein. The foregoing Exercise Price and number of shares of Common Stock purchasable hereunder are subject to adjustment as hereinafter set forth.

This Warrant has been issued by the Company in connection with, and in consideration for the acceptance by the Lenders described below of, the prepayment by the Company in full of its obligations under that certain Credit Agreement dated as of August 14, 2006 (as amended from time to time, the “Credit Agreement”) between the Company, its Subsidiaries, the financial institutions from time to time parties thereto, as Lenders thereunder, and CapitalSource Finance LLC, as administrative agent for the Lenders, including, without limitation, the prepayment of that certain Convertible Term Loan (as such term was defined in the Credit Agreement) which was made by the Lenders to the Company pursuant to the Credit Agreement and was convertible into Common Stock of the Company.

Capitalized terms used, but not otherwise defined, in this Warrant shall have the respective meanings set forth in Article IX hereof.

ARTICLE I

EXERCISE OF WARRANT

1.1 Right to Exercise. The registered holder hereof shall have the right, at its option, to exercise this Warrant, in whole or in part, at any time or from time to time during the period (the “Exercise Period”) commencing on the date hereof and ending on (i) August 14, 2011 if on or prior to such date the Company has not issued any shares of any class of capital stock which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company or (ii) August 14, 2014 if on or prior to August 14, 2011 the Company has issued any shares of any class of capital stock which is preferred as to dividends or as to the distribution of assets upon the voluntary or involuntary dissolution, liquidation or winding up of the Company.

1.2 Manner of Exercise; Payment. To exercise this Warrant, the holder hereof shall deliver to the Company (a) a Notice of Exercise duly executed by such holder specifying the number of shares of Common Stock to be purchased, (b) an amount equal to the aggregate Exercise Price for all shares of Common Stock to be purchased pursuant to this Warrant, and (c) this Warrant. At the option of such holder, payment of the Exercise Price may be made by (A) either of the Permitted Payment Methods, (B) deduction from the number of shares otherwise to be delivered upon exercise of the Warrant that number of shares of Common Stock which has an aggregate Current Market Price on the date of exercise equal to the aggregate Exercise Price for all shares to be purchased pursuant to this Warrant, or (C) by any combination of the foregoing methods.

1.3 Issuance of Common Stock. Upon receipt of the required deliveries, the Company shall, as promptly as practicable but in any event within five Business Days thereafter, cause to be issued and delivered to the holder hereof (or its nominee) or, subject to Article III, the transferee designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal to the aggregate number of shares of Common Stock specified in the Notice of Exercise (less any shares in payment of a cashless exercise pursuant to Section 1.2(B)). Such certificate or certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be. If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, issue and deliver to the holder hereof or, subject to Article III, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the rights of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised and this Warrant shall be canceled.

1.4 Effectiveness of Exercise. This Warrant shall be deemed to have been exercised, and the shares of Common Stock shall be deemed to have been issued, as of the close of business on the date on which each of the Notice of Exercise, payment of the Exercise Price (unless a cashless exercise is being effected pursuant to Section 1.2(B)), and this Warrant are received by the Company.

1.5 Fractional Shares. The Company shall not issue fractional shares of Common Stock upon any exercise of this Warrant. The Company shall purchase from the holder any fractional shares otherwise issuable upon exercise at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest .001 of a share) by the Current Market Price. Payment of such amount shall be made at the time of delivery of any certificate or certificates deliverable upon such exercise, in cash or by check payable to the order of the holder hereof or, subject to Article III, the transferee designated in the Notice of Exercise, as the case may be.

ARTICLE II

RESTRICTION, TRANSFER AND EXCHANGE

The Company shall keep at its principal office a register in which it shall record the registration, transfer and exchange of this Warrant. The holder hereof and the Company shall take such actions as may be necessary from time to time (or as may be reasonably requested by the other party) to effect the proper registration of this Warrant or portions hereof and in connection with any transfer or exchange of this Warrant or portions hereof. All Warrants issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits, as the Warrants surrendered upon such registration of transfer or exchange.

Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like tenor and denomination. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and holder thereof for all purposes.

ARTICLE III

RESTRICTIONS ON TRANSFER

3.1 Notice of Proposed Transfer. Neither this Warrant nor any Warrant Shares shall be transferable without prior written notice to the Company except (a) to an Affiliate of the holder hereof, (b) to a successor corporation to the holder hereof as a result of a merger or consolidation with, or sale of all or substantially all of the stock or assets of, the holder hereof, or (c) in a public offering pursuant to an effective registration statement under the Securities Act or in an offering constituting an exempt transaction under Rule 144 or Rule 144A.

Reference in this Article III to shares of Common Stock issuable upon the exercise of this Warrant includes shares of Common Stock theretofore issued upon the exercise of the Warrant or otherwise which are then evidenced by certificates required to bear the legend set forth in Section 3.3. The conditions contained in this Article III are intended solely to insure compliance with the Securities Act in respect of the transfers of Warrants or Warrant Shares.

3.2 Opinion of Counsel. If a holder of this Warrant or of Issued Warrant Shares has given the notice described in the first paragraph of this Article III, such holder shall obtain an opinion of counsel reasonably acceptable to the Company as to whether the proposed transfer may be effected without registration or qualification under any applicable Federal or state securities or blue sky law. Such counsel shall, as promptly as practicable, notify the Company and the holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the holder shall be entitled to transfer this Warrant or such shares of Common Stock

(or portion thereof). In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Article III which may result in the actual exercise on any later date.

3.3 Legend on Warrants and Certificates.

The Warrant Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. IN ADDITION, ANY TRANSFER OF THESE SHARES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE WARRANT DATED AS OF DECEMBER 31, 2008 ORIGINALLY ISSUED BY A.D.A.M., INC. (THE “COMPANY”) TO CS CF EQUITY I LLC TO PURCHASE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF THE COMPANY. A COPY OF THE FORM OF SUCH WARRANT IS ON FILE WITH THE SECRETARY OF THE COMPANY AT 10 TENTH STREET, N.E., SUITE 500, ATLANTA, GEORGIA 30309 AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.”

3.4 Termination of Restrictions. The restrictions imposed under this Article III upon the transferability of this Warrant or Warrant Shares shall cease when (a) a registration statement covering such Warrant Shares becomes effective under the Securities Act or (b) the Company receives an opinion of counsel reasonably acceptable to the Company that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Company shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legend required under Section 3.3.

3.5 Rule 144 and Rule 144A. The Company covenants that it will file all reports required to be filed by it with the Commission, and that it will take such further action as a holder may reasonably request, all to the extent required from time to time to enable such holder to sell this Warrant or any Warrant Shares without registration under the Securities Act pursuant to Rule 144 (“Rule 144”) (or any similar rule then in effect promulgated by the Commission under the Securities Act). Upon the request of a holder, the Company will deliver to such holder a notice stating whether it has complied with such requirements. The Company covenants that it will provide to each holder or any prospective purchaser of this Warrant or Warrant Shares the information required to be delivered under paragraph (d)(4) of Rule 144A (“Rule 144A”) (or any similar provision then in effect) promulgated by the Commission under the Securities Act in respect of a transaction qualifying for an exemption under Rule 144A and it will take such further action as a holder may reasonably request, all to the extent required from time to time, to enable such holder to sell its Warrant or Warrant Shares without registration under the Securities Act pursuant to Rule 144A.

ARTICLE IV

ANTIDILUTION PROVISIONS

4.1 Adjustment of the Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.2, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment by a fraction (a) the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and (b) the denominator of which shall be the Exercise Price resulting from such adjustment.

4.2 Adjustment of Exercise Price. If any Adjustment Transaction shall occur, the Exercise Price shall be adjusted by the Company so as to fairly preserve, without dilution, the purchase rights represented by this Warrant in accordance with Section 4.1 and otherwise with the essential intent and purposes hereof. If the holder of this Warrant disputes the adjustment of the Exercise Price made by the Company and the parties cannot otherwise resolve the dispute promptly and in good faith, then the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion as to the adjustment, if any, to be made to the Exercise Price as the result of the relevant Adjustment Transaction. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the holder of this Warrant and shall make the adjustment described therein.

In case the Company after the date hereof shall propose to (i) pay any dividend payable in stock to the holders of shares of Common Stock or to make any other Distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), or any capital reorganization or any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), or any sale, transfer or other disposition of its property, assets and business as an entirety or substantially as an entirety, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to the holder of this Warrant notice of such proposed action, which shall specify the date on which the stock transfer books of the Company shall close, or a record shall be taken, for determining the holders of Common Stock entitled to receive such stock dividends or other Distribution or such rights or options or to participate in such repurchase or redemption, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least thirty (30) days prior to the date upon which such action takes place and twenty (20) days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Section shall not affect the legality or validity of the adjustment of the Exercise Price or the number of Issuable Warrant Shares, or any transaction giving rise thereto.

ARTICLE V

PARTICIPATION IN NON-CASH CORPORATE DISTRIBUTIONS,

REGISTRATION AND OTHER RIGHTS

5.1 No Distributions. The Company shall not declare, make or pay any dividend or other distribution, whether in securities which are not Common Stock, Convertible Securities or Stock Purchase Rights or other property (but specifically excluding cash, as to which this Section 5.1 shall not apply), with respect to its Common Stock (a “Distribution”) unless it concurrently makes a cash payment to the holder of this Warrant equal to the product of (a) the amount of cash plus the Fair Value of any property or securities distributed with respect to each outstanding share of Common Stock multiplied by (b) the number of shares of Common Stock then issuable upon exercise of this Warrant. This Section 5.1 shall terminate upon the earlier of (i) the expiration of the Exercise Period and (ii) the exercise of this Warrant in its entirety.

5.2 No Redemptions. The Company shall not repurchase or redeem any of its Common Stock or any warrants or other rights to purchase such Common Stock (except Common Stock or warrants or other rights to purchase Common Stock owned by an employee of the Company upon termination of such employee’s employment with the Company so long as :the aggregate amount paid in respect of such redemptions does not exceed $250,000 in any fiscal year of the Company or $500,000 during the Exercise Period) unless it offers purchase all but not less than all of this Warrant and all Issued Warrant Shares from the holder, concurrently with such repurchase or redemption, for a cash payment equal to the product of (a) (i) the quotient obtained by dividing (x) the aggregate amount of cash and the aggregate Fair Value of any property paid out by the Company in connection with any such repurchase or redemption by (y) the number of shares of Common Stock to be repurchased or redeemed, minus (ii) the Exercise Price then in effect and (b) the number of shares of Common Stock at the time issuable upon the exercise of this Warrant plus the number of all Issued Warrant Shares. Such offer shall be made in writing by the Company to the holder of this Warrant at least twenty (20) days prior to the date such repurchase or redemption specifying the date of such repurchase or redemption and the per share repurchase or redemption price as set forth in the preceding clause (a). The holder of this Warrant shall notify the Company whether or not it elects to accept such offer at least five (5) days prior to the date of such repurchase or redemption specified in such written offer. This Section 5.2 shall terminate upon the earlier of (i) the expiration of the Exercise Period and (ii) the exercise of this Warrant in its entirety.

5.3 Holder’s Registration Rights. Each holder of a Warrant or Warrant Shares shall have the rights to participate in, or to require that the Company effect, registrations of shares of Common Stock, in accordance with the terms of Exhibit 5.3 attached hereto, Registration Rights, which shall be binding upon the Company and each holder, and any successor, assignee or transferee.

ARTICLE VI

FINANCIAL AND BUSINESS INFORMATION

The Company shall deliver to the holder hereof or of Warrant Shares:

(a) promptly upon their becoming available, one copy of each report, notice or proxy statement sent by the Company to its stockholders generally and of each regular or periodic report or registration statement, prospectus or written communication (other than transmittal letters) filed by the Company with the Commission or any securities exchange on which shares of Common Stock are listed; and

(b) at least thirty (30) days’ prior notice of any Adjustment Transaction.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the Initial Holder and each subsequent holder of this Warrant that as of the Closing Date:

7.1 Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The authorized capital of the Company consists of 20,000,000 shares of Common Stock, par value $0.01 per share. As of the date hereof there are 9,875,440 shares of Common Stock issued and outstanding; 269,759 shares of the Company’s capital stock are held in its treasury; and 2,669,517 unissued shares of Common Stock are reserved for issuance upon the exercise of outstanding Stock Purchase Rights.

7.2 Authority. The Company has full corporate power and authority to execute and deliver this Warrant and to perform all of its obligations hereunder, and the execution, delivery and performance hereof have been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

7.3 No Legal Bar. Neither the execution, delivery or performance of this Warrant will (a) conflict with or result in a violation of the articles or certificate of incorporation or bylaws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any Affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of, any governmental authority, or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

7.4 Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, shares of Common Stock will have been validly issued and will be fully paid and nonassessable.

ARTICLE VIII

VARIOUS COVENANTS OF THE COMPANY

8.1 No Impairment or Amendment. The Company shall not by any action including, without limitation, amending its articles or certificate of incorporation or by-laws, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant or impair the ability of the holder to realize upon the intended economic value hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

8.2 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance, sale and delivery upon the exercise of this Warrant, a number of shares of Common Stock equal to the number of shares of Issuable Warrant Shares. All such shares of Common Stock shall be duly authorized and, when issued upon exercise of this Warrant, shall be validly issued and fully paid and non-assessable with no liability on the part of the holders thereof.

8.3 Listing on Securities Exchange. If the Company shall list any shares of Common Stock on any securities exchange it will, at its expense, list thereon, maintain and increase when necessary such listing of, all Issued Warrant Shares and, to the extent permissible under the applicable securities exchange rules, all Issuable Warrant Shares, so long as any shares of Common Stock shall be so listed. The Company will also so list on each securities exchange, and will maintain such listing of, any other securities which the holder of this Warrant shall be entitled to receive upon the exercise thereof if at the time any securities of the same class shall be listed on such securities exchange by the Company.

8.4 Indemnification. If the Company fails to make when due any payments provided for in this Warrant, the Company shall pay to the holder hereof (a) interest at the Default Rate on any amounts due and owing to such holder and (b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees and expenses incurred by such holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the holder hereof from and against any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from an Event of Default.

8.5 Certain Expenses. Except as specifically provided to the contrary in Exhibit 5.3, Registration Rights, the Company shall pay all expenses in connection with, and all taxes (other than stock transfer taxes) and other governmental charges that may be imposed in respect of, the issue, sale and delivery of (a) the Warrant, (b) the Issuable Warrant Shares, and (c) the Issued Warrant Shares.

ARTICLE IX

DEFINITIONS

The terms defined in this Article IX, whenever used in this Warrant, shall have the following respective meanings:

“Adjustment Transaction” shall mean any of (i) the declaration of a dividend upon, or distribution in respect of, any of the Company’s capital stock, payable in Common Stock, Convertible Securities or Stock Purchase Rights, (ii) the subdivision or combination by the Company of its outstanding Common Stock into a larger or smaller number of shares of Common Stock, as the case may be, (iii) any capital reorganization or reclassification of the capital stock of the Company, (iv) the consolidation or merger of the Company with or into another corporation, (v) the sale or transfer of the property of the Company as (or substantially as) an entirety, or (vi) any event as to which the foregoing clauses are not strictly applicable but the failure to make an adjustment in the Exercise Price hereunder would not fairly protect the purchase rights, without dilution, represented by this Warrant.

“Affiliate” or “affiliate” shall mean, as to any initial Person, any other Person (a) that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such initial Person, (b) who is a current or former director or officer (i) of such initial Person, (ii) of any Subsidiary of such initial Person, or (iii) of any other Person described in clause (a) above with respect to such initial Person, or (c) which, directly or indirectly through one or more intermediaries, is the beneficial or record owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of five percent (5%) or more of any class of the outstanding capital stock or other equity securities of such initial Person. For purposes of this definition, the term “control” (and the correlative terms, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of securities or other interests, by contract or otherwise.

“Assignment” means the form of Assignment set forth on Exhibit 1-A.

“Commission” means the Securities and Exchange Commission or another Federal agency from time to time administering the Securities Act.

“Common Stock” means shares of the Company’s Common Stock, $0.01 par value, any stock into which such stock shall have been changed or any stock resulting from any reclassification of such stock and any other class of capital stock of the Company now or hereafter authorized having the right to share in distributions either of earnings or assets of the Company without limit as to amount or percentage.

“Convertible Securities” means evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration, additional shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

“Current Market Price” as to any security on any date specified herein means the average of the daily closing prices for the thirty (30) consecutive trading days before such date excluding any trades which are not bona fide arm’s length transactions. The closing price for each day shall be (i) the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (i) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If any such security is not then publicly traded, the Current Market Price thereof shall be equal to the Fair Value of such security.

“Default Rate” for any day means a rate of interest equal to (i) 9.0% per annum plus (ii) (A) the greater of (x) three percent (3.00%) per annum, and (y) the rate per annum (rounded upwards to the nearest 1/100th of 1%) as the thirty (30) day offered rate for deposits in United States Dollars in the London interbank eurodollar market as displayed in the Bloomberg Professional Service page USD-LIBOR-BBA (BBAM) (or as otherwise determined by the holder hereof in its sole discretion) as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, and in each of (x) or (y), as applicable, divided by (B) 1.00 minus the Eurocurrency Reserve Requirements in effect on such day. The Default Rate shall be adjusted on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date.

“Eurocurrency Reserve Requirements” for any day means the aggregate (without duplication) of the rates (expressed as a decimal rounded upward to the nearest 1/100th of (%)) as determined by the holder hereof of the then stated maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Authority, or any successor thereto, having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board maintained by a member bank of the Federal Reserve System.

“Event of Default” means (a) the breach of any warranty, or the inaccuracy of any representation, made by the Company herein, or (b) the failure by the Company to comply with any covenant contained herein.

“Fair Value” means the fair value of the appropriate security, property, assets, business or entity (taking into account the value to such business or entity of any covenant not to compete in favor thereof) as determined by (a) the board of directors of the Company and agreed to by the holder(s) of this Warrant (who, if more than one, shall agree among themselves by a two-thirds majority), or

(b) in the event such holder(s) do not agree with the determination of the board of directors, by an opinion of an independent investment banking firm of national reputation (which may be the firm regularly retained by the Company) selected by the Company and reasonably acceptable to the holder(s) of this Warrant (who, if more than one, shall agree among themselves by a two-thirds majority). In the case of any event which gives rise to a requirement to determine “Fair Value” pursuant to this Warrant, the Company shall be responsible for initiating the process by which Fair Value shall be determined as promptly as practicable, but in any event within thirty (30) days, following such event. Such investment banking firm shall determine the fair value of the security, property, assets, services, business, or entity, as the case may be, in question and deliver its opinion in writing to the Company and to each such holder. The determination so made shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by such investment banking firm shall be borne by the Company. In determining Fair Value, no discount shall be imposed by reason of a minority ownership interest or the illiquidity of the stock interest being valued. Notwithstanding the foregoing, if the Common Stock is traded on a public market, Fair Value means, with reference to the Warrant Shares, the Current Market Price of the Common Stock as of any date of determination.

“Initial Holder” means CS CF Equity I LLC.

“Issuable Warrant Shares” means the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

“Issued Warrant Shares” means (a) any shares of Common Stock issued upon exercise of this Warrant plus (b) any shares of Common Stock issued as a stock dividend with respect to any shares of the type described in (a) or as part of a stock split affecting such shares.

“Notice of Exercise” means the form of Notice of Exercise set forth on Exhibit 1-B.

“Permitted Payment Methods” means either of (i) wire transfer of immediately available funds to an account in a bank located in the United States designated by the payee for such purpose or (ii) delivery of a certified or official bank check.

“Person” shall mean an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, or any other entity of whatever nature.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Stock Purchase Rights” means any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities.

“Subsidiary” shall mean, as to any initial Person, any other Person in which more than fifty percent (50%) of all equity, membership, partnership or other ownership interests is owned directly or indirectly by such initial Person or one or more of its Subsidiaries.

“Warrant” means this Warrant dated as of Closing Date issued to the Initial Holder and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any warrant.

“Warrant Shares” means the Issuable Warrant Shares plus the Issued Warrant Shares.

The following terms have the meanings given to them in the indicated Sections of this Warrant:

Term	Section
“Company”	Cover Page
“Credit Agreement”	Cover Page
“CS CF Equity”	Cover Page
“Distribution”	5.1
“Exercise Period”	1.1
“Exercise Price”	1.1
“Rule 144”	3.5
“Rule 144A”	3.5

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this instrument as a whole, including any amendments hereto. Unless specified otherwise, all Article, Section and Exhibit references shall be to the Articles, Sections and Exhibits of or to this Warrant.

ARTICLE X

MISCELLANEOUS

10.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

10.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or (b) receive (i) dividends or any other distributions made to stockholders (except as provided in Article IV), (ii) notice of or attend any meetings of stockholders of the Company (except as provided in Article IV), or (iii) notice of any other proceedings of the Company (except as provided in Article IV).

10.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Shares at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 10 Tenth Street, N.E., Suite 500, Atlanta, Georgia 30309 Attention: Kevin Noland. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 10.3.

10.4 Like Tenor. All Warrants shall at all times be identical, except as to the Preamble.

10.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

10.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof and (to the extent provided herein) the holders of Issued Warrant Shares, and shall be enforceable by any such holder.

10.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

10.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

10.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

10.10 Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

10.11 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF GEORGIA.

[signature page follows]

IN WITNESS WHEREOF, this Warrant has been executed by the Company as of the date first set forth above.

A.D.A.M., INC.

By:	/s/ Mark B. Adams
Name:	Mark B. Adams
Title:	Chief Financial Officer

Attest:

A.D.A.M., INC.

By:	/s/ Mark B. Adams
Name:	Mark B. Adams
Title:	Secretary

Exhibit 1-A

ASSIGNMENT FORM

(To be executed only upon the assignment

of the attached Warrant)

FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfers unto                                                              , whose address is                                                              , all of the rights of the undersigned under the attached Warrant, with respect to [            ] shares of Common Stock of A.D.A.M., Inc. (the “Company”) and, if such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, requests that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint                                          attorney to register such transfer on the books of the Company maintained for that purpose, with full power of substitution in the premises.

Dated:                     ,             .

[Registered Holder]

By:
Name:
Title:

Exhibit 1-B

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full

exercise of the attached Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the attached Warrant for and purchases [            ] shares of Common Stock of A.D.A.M., Inc. (the “Company”) and herewith makes payment therefor [in the amount of $            ] [or in the case of a cashless exercise] [by deduction of              shares in accordance with Section 1.2(B) of the attached Warrant], all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or [            ] certificates in denominations of [            ] shares) for the shares of Common Stock of A.D.A.M., Inc. hereby purchased be issued in the name of and delivered to [choose one] [the undersigned] [                                ], whose address is                                                               and, if such shares of Common Stock do not include all the shares of Common Stock issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of shares of Common Stock of the Company not being purchased hereunder be issued in the name of and delivered to [choose one] [the undersigned] [                                ], whose address is                                                              .

Dated:                     ,             .

[Registered Holder]

By:
Name:
Title:

EXHIBIT 5.3

REGISTRATION RIGHTS

1. Request for Registration. If, at any time and from time to time subsequent to the date hereof, the Company proposes to register or qualify any of its common stock in connection with the public offering of such common stock solely for cash, the Company will, as expeditiously as reasonably possible, give written notice to all holders of Warrants and Issued Warrant Shares of the Company’s intention to effect such registration or qualification (a “Registration”). If within 30 days after mailing of any such notice by the Company, any holder of Warrants or Issued Warrant Shares submits a written request to the Company specifying all or a part of such holder’s Warrant Shares, that such holder proposes to register Common Stock in such Registration, the Company will effect the registration of such. Any such holder may withdraw his request to participate in any such Registration, by written notice to the Company and the managing underwriter, if any, which shall be received by both any time prior to the “Registration Date” (as defined herein) of such Registration. The Company will give written notice to each requesting holder of the contemplated filing date of the proposed Registration (the “Registration Date”) 30 days prior to such Registration Date. In any such Registration, including a Demand Registration as set forth in Section 2 hereof, and notwithstanding the foregoing, the Company will not be obliged hereunder to register any Stock which is not Issued Stock prior to the effective date of the registration. The Company will not be liable to any such holder in connection with any exercise by such holder in anticipation of any such Registration, or for any such holder’s failure to timely exercise, or if the Registration Date is postponed for any reason, or if, for any reason, the Registration does not take place.

2. Demand Registration. At any time, a majority in interest of the holders (which must include the Initial Holder) shall have the right and option to require, upon written notice to the Company, that the Company file a Registration with respect to all Warrant Shares (“Demand Registration”), and the Company will use its best efforts to effect the registration of such shares of Common Stock as have been requested to be registered by such, holders as soon as practicable; provide, however, the Company shall not be required to use such best efforts (i) on more than one (1) occasion for each holder of the Warrants or Issued Warrant Shares pursuant to this Section (provided that any such holder holds at least 50% of the Warrant Shares), (ii) for Warrant Shares with an aggregate Current Market Price of less than $1,000,000, or (iii) if the Company shall so request, for a period not to exceed nine (9) months immediately following the date a public offering of the Common Stock (pursuant to an effective registration statement under the Securities Act) is commenced; provided, further, if in the opinion of an independent investment banking firm such registration or qualification would, if not deferred, materially and adversely affect a proposed business or financial transaction of substantial importance to the Company’s financial condition (other than an underwritten public offering of its securities), the Company may defer such registration or qualification for a single period (specified in such notice) of not more than ninety (90) days.

If the managing underwriter, who shall be selected by the Person who originally requested such registration to manage the distribution of the Warrant Shares being registered (which managing underwriter must in any event be satisfactory to the company in its reasonable discretion), advises the prospective sellers in writing that the aggregate number of Warrant Shares to be sold in the proposed distribution and other shares of Common Stock, if any, requested to be registered by other holders of registration rights or proposed to be included in such registration by the Company should be less than the number of Warrant Shares and other shares of Common Stock requested or proposed to be registered, the number of Warrant Shares and other shares of Common Stock to be sold by each prospective seller (including the Company) shall be reduced as follows: first, the number of shares of Common Stock proposed to be registered by the Company shall be reduced to zero, if necessary; second, the number of shares of Common Stock proposed to be registered by the holders of Common Stock possessing registration rights granted by the Company other than under or arising from this Warrant shall be reduced to zero, if necessary; and third, the number of Warrant Shares proposed to be included in such registration shall be reduced pro rata, so that each prospective seller may sell that proportion of Warrant Shares to be sold in the proposed distribution which the number of Warrant Shares proposed to be sold by such prospective seller bears to the aggregate number of Warrant Shares proposed to be sold by all prospective sellers.

3. Registration and Qualification Procedures. Whenever the Company is required by the provisions of Section 1 or Section 2 hereof to effect the registration of any Warrant Shares under the Securities Act, the Company will, as expeditiously as is possible, take such steps as are necessary or appropriate (and will consult in good faith with the relevant holder of Warrant Shares as to what steps may be included) to prepare for a registration or qualification of its securities, including without limitation preparing and filing with the Commission a registration statement, and amendments and supplements thereto, furnishing to each seller sufficient copies of prospectuses, preparing and filing registrations under the blue sky laws of applicable jurisdictions, entering into and performing underwriting agreements, keeping each seller advised as to the progress of the steps being taken and otherwise taking such actions in cooperation with each seller as are customarily taken or required in connection with the public registration and sale of securities. The Company, the holder hereof and each holder of Issued Warrant Shares shall cooperate with each other in supplying such information as may be necessary for any of such parties to complete and file any information reporting forms presently or hereafter required by the Commission or any commissioner or other authority administering the blue sky or securities laws of any jurisdiction where shares of Common Stock are proposed to be sold pursuant to this Exhibit 5.3.

4. Holdback Agreements. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to or ninety (90) days after any underwritten registration pursuant to Section 1 or Section 2 hereof has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-8 or S-4 or any successor or similar forms thereto, and to cause each Person who purchases its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities at any time after the date of this Warrant (other than in a public offering ) to agree not to effect any such public sale or distribution of such securities, during such period.

If any registration pursuant to Section 1 or Section 2 is in connection with an underwritten public offering, each holder hereof and of Issued Warrant Shares agrees, if so required by the managing underwriter, not to effect any public sale or distribution of Issued

Exhibit 5.3

Warrant shares (other than as part of such underwritten public offering) during the period beginning seven (7) days prior to the effective date of such registration statement and ending on the ninetieth (90th) day after the effective date of such registration statement; provided that each Person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of Common Stock, Convertible Securities or Stock Purchase Rights enters into such an agreement on similar terms.

5. Allocation of Expenses. If the Company is required by the provisions of this Exhibit 5.3 to use its best efforts to effect the registration or qualification under the Securities Act or any state securities or blue sky laws of any of the Warrant Shares, the Company shall pay all professional fees (including the costs and expenses incurred by such professionals), all expenses and all registration fees in connection therewith, including, without limitation, the reasonable legal fees, costs and expenses of one counsel of record to all holders of this Warrant or Warrant Shares.

6. Indemnification. In connection with any registration or qualification of securities under this Exhibit 5.3, the Company agrees to indemnify the holder hereof and the holders of any shares of Common Stock issuable upon the exercise hereof and each underwriter thereof, including each Person, if any, who controls the holder or such stockholder or underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and the costs, fees and expenses of legal counsel) caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement, preliminary prospectus, prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by the holder or any such stockholder or underwriter expressly for use therein. The Company and each officer, director and controlling Person of the Company shall be indemnified respectively by the holder of this Warrant and by the holders of any Issued Warrant Shares for all such losses, claims, damages, liabilities and expenses (including the costs of reasonable investigation and the costs, fees and expenses of legal counsel) caused by any such untrue, or alleged untrue, statement, or any such omission or alleged omission, based upon information furnished in writing to the Company by the holder hereof or any such stockholder expressly for use therein.

The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be

Exhibit 5.3

inappropriate under applicable standards of professional conduct (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). No indemnifying party shall be liable for any settlement entered into without its consent, which consent shall not be withheld unreasonably.

If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Common Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The Company and the holder hereof agree that it would not be just and equitable if contribution pursuant to this Section were determined by any method of allocation which did not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section, in no event shall the amount contributed by any seller of Common Stock exceed the net proceeds received by such seller from the sale of Common Stock to which such contribution claim relates. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Each holder of this Warrant and each holder of shares of Issued Warrant Shares, by acceptance hereof or thereof, as the case may be, agrees to the indemnification and contribution provisions of this Section 6 hereof.

Exhibit 5.3